Exhibit 10.2




[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS BY ASHLAND INC. THESE PORTIONS HAVE BEEN MARKED WITH TWO ASTERISKS ENCLOSED IN BRACKETS (i.e., [**]). THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.]

     AMENDMENT NO. 1 dated as of March 17, 2004 (this "Amendment"), to the Amended and Restated Limited Liability Company Agreement dated as of December 31, 1998 (the "MAP LLC Agreement") of Marathon Ashland Petroleum LLC (the "Company"), by and between Marathon Oil Company, an Ohio corporation ("Marathon"), and Ashland Inc., a Kentucky corporation ("Ashland").

     WHEREAS Ashland and Marathon are the only Members of the Company and are parties to the MAP LLC Agreement, which sets forth the rights and responsibilities of each of them with respect to the governance, financing and operation of the Company (terms used in this Amendment and not defined herein shall have the meanings given such terms in the MAP LLC Agreement);

     WHEREAS the Board of Managers, by a unanimous written action in lieu of meeting, has adopted resolutions effective as of December 5, 2003 (the "Resolutions"), which, among other things, authorized the Company to expend funds for the expansion of the Company's Detroit refinery (the "Detroit Refinery") as previously reviewed by the Board of Managers;

     WHEREAS the expansion and clean fuels modification of the Detroit Refinery, upon completion, is intended to increase the Detroit Refinery's crude oil throughput refining capacity to 100,000 barrels per calendar day, enable it to produce low sulfur gasoline and ultra-low sulfur diesel fuel, increase the crude oil pipeline capacity into the Detroit Refinery and expand the truck loading rack to accommodate increased refinery output (the "Project");

     WHEREAS the Members intend to minimize any adverse impact that the Project will have on the Distributable Cash payable to the Members pursuant to the MAP LLC Agreement;

     WHEREAS the Resolutions authorized and directed the Company to borrow funds under a loan agreement (together with any amendments thereto approved in accordance with the super majority voting procedures of Section 8.07(b) of the MAP LLC Agreement, the "Loan Agreement") for an amount sufficient to fully fund the Project, estimated to be $325 million exclusive of Capitalized Interest and Additional Capitalized Interest (as such terms are defined in the Loan Agreement), between Marathon and the Company (the "Loan"), for the sole purpose of financing the Project, said Loan Agreement having been executed the same date as this Amendment;

     WHEREAS the Members intend that the Loan will be repaid solely from cash flow associated with the Detroit Refinery;

     WHEREAS, to minimize any adverse affect that the Project might have on the value of Ashland's Membership Interest in the event that Marathon exercises the Marathon Call Right (as defined in the Put/Call, Registration Rights and Standstill Agreement, dated as of January 1, 1998, as amended by Amendment No. 1 thereto dated as of December 31, 1998, among Marathon, Marathon Oil Corporation (as successor to USX Corporation) ("MOC"), Ashland and the Company (the "Put/Call Agreement")), the Members are entering into Amendment No. 2 dated as of the date hereof to the Put/Call Agreement; and

     WHEREAS Marathon and Ashland wish to make certain amendments to the MAP LLC Agreement to facilitate the transactions contemplated by the Resolutions and the Detroit Expansion Term Sheet.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. DEFINED TERMS. When used herein the following terms have the following meanings:

     "ADJUSTED DETROIT REFINERY CASH FLOW" means the Detroit Refinery Cash Flow for an applicable Quarterly Measurement Period either (i) reduced by the amount of the MOC Tax Reimbursement applicable to such Quarterly Measurement Period or (ii) increased by the amount of the MOC Tax Benefit Rebate paid to the Company for the applicable Quarterly Measurement Period.

     "DETROIT REFINERY CASH FLOW" means all operational, pre-income tax cash flows associated with the Detroit Refinery with profits based upon refinery gate product values as determined on the Company's "Refinery Profit/Cash Flow Report" substantially in the form of Exhibit A hereto as prepared in good faith by the Company for the Detroit Refinery. Profits, losses and cash flow associated with wholesale or retail operations in the markets served by the Detroit Refinery are excluded from this calculation. Detroit Refinery Cash Flow also excludes any other financings related to the Detroit Refinery but includes normal asset sales, capital expenditures, changes in working capital and similar items.

     "MOC Tax Benefit Rebate" means for an applicable Quarterly Measurement Period, the amount of the Federal and state income tax benefits (at an assumed rate of 39%) recognized by MOC or Marathon (or their respective successors and assigns) which are associated with the taxable losses from the Detroit Refinery for such Quarterly Measurement Period. This adjustment is the result of the allocation to Marathon (or its successor or assignee) of all taxable income or loss (including tax depreciation and interest on the Loan), from the date that the applicable Project assets are placed into service for Federal income tax purposes, associated with the Detroit Refinery until the Loan is paid in full.

     "MOC Tax Reimbursement" means for an applicable Quarterly Measurement Period, the amount necessary to satisfy Marathon and MOC's Federal and state income tax liability (at an assumed rate of 39%) attributable to the taxable income from the Detroit Refinery for such Quarterly Measurement Period. This adjustment is the result of the allocation to Marathon of all taxable income or loss (including tax depreciation and interest on the Loan), from the date that the applicable Project assets are placed into service for Federal income tax purposes, associated with the Detroit Refinery until the Loan is paid in full.

     "QUALIFIED EXPENDITURE REPORT" means a schedule summarizing all of the Company's expenses, working capital and capital expenditures associated with and reasonably allocated to the Project which were incurred by the Company during a calendar month, which report will include costs incurred by the Company's Refining, Pipeline and Terminal subsidiaries, affiliates or divisions reasonably allocated to the Project, as well as the Company's internal costs allocated to the Project during the month, including but not limited to payroll, supplies and shared service expenses. The Qualified Expenditure Report will also include, solely for informational purposes, the life-to-date project expenditures. A sample Qualified Expenditure Report is attached as Exhibit B. If, at any time following the Start Date, the Adjusted Detroit Refinery Cash Flow does not fully satisfy the accrued interest for a Quarterly Measurement Period, then the form of subsequent Qualified Expenditure Reports shall be modified to include a running total of Capitalized Interest and Additional Capitalized Interest (as such terms are defined in the Loan Agreement) and the interest accrued thereon.

     "Qualified Expenditures" means costs (including but not limited to the Company's internal costs such as payroll, supplies and shared service expenses), expenses, working capital and capital expenditures made by the Company, its Affiliates (as defined in the Loan Agreement) or divisions in furtherance of and reasonably allocated to the Project, as more fully identified with general cost estimates in Exhibit C hereto.

     "QUARTERLY MEASUREMENT PERIOD" means individually, each period of three months ending February 28 (29th in a leap year), May 31, August 31 and November 30 commencing from the Start Date and ending on the Repayment Date.

     "REPAYMENT DATE" means the date on which the principal of and interest on the Loan have been paid in full.

     "START DATE" means the first day of the calendar month in which the last of the Project assets are placed into service for Federal income tax purposes.

     Section 2. FUNDING OF THE PROJECT. (a) The Project shall be funded solely with the proceeds of the Loan (excluding the first $13.2 million previously paid by the Company for the Project), and the proceeds of the Loan shall be used solely to fund the Project, including changes in working capital related to the Project and interest on the Loan. Marathon and the Company shall not amend, modify or supplement the Loan Agreement without prior approval of the Board of Managers in accordance with the Super Majority Decision voting procedures contained in Section 8.07(b) of the MAP LLC Agreement. The Company shall not reduce the Commitment (as defined in the Loan Agreement) or waive any rights under the Loan Agreement without prior approval of the Board of Managers in accordance with the Super Majority Decision voting procedures contained in Section 8.07(b) of the MAP LLC Agreement. In the event that the Commitment is not sufficient to fully fund the Project, Marathon and the Company shall amend the Loan Agreement to increase the Commitment to an amount sufficient to complete the Project.

     (b) On or prior to the 25th day of each month, the Company shall deliver to each Member (at the same time) a Qualified Expenditure Report schedule summarizing all of the Qualified Expenditures which were incurred by the Company during the prior calendar month. In accordance with the terms of the Loan Agreement, Marathon shall advance cash to the Company in an amount equal to the Qualified Expenditures listed on the relevant Qualified Expenditure Report on the third Business Day following Marathon's receipt of such Qualified Expenditure Report. Each such cash advance to the Company from Marathon shall constitute a borrowing under the Loan Agreement by the Company.

     (c) During the two years following the Company's delivery of each Qualified Expenditure Report, each Member and its duly authorized representatives shall have examination rights in accordance with Section
7.01 of the MAP LLC Agreement for the purpose of auditing the content of the Qualified Expenditure Reports.

     Section 3. REPAYMENT. Notwithstanding anything to the contrary in the MAP LLC Agreement or the Loan Agreement, the Company shall not be required to make any payment under the Loan Agreement other than from Adjusted Detroit Refinery Cash Flow. The Company shall not make any payments of principal or of interest on the Loan prior to the Start Date. After the Start Date and until the Repayment Date, in accordance with the terms of the Loan Agreement, on the 25th day of the last month of each Fiscal Quarter, or if any such day is not a Business Day, on the next succeeding Business Day (each such date being a "Payment Date"), the Company shall make a payment to Marathon in an amount equal to the Adjusted Detroit Refinery Cash Flow for the preceding Quarterly Measurement Period not to exceed the Total Outstanding Amount (as defined in the Loan Agreement).

     Section 4. (a) ALLOCATIONS AND OTHER TAX MATTERS. Notwithstanding anything to the contrary in Article VI of the MAP LLC Agreement, or any other  provision  of the  MAP LLC  Agreement,  the  tax  deduction  for all expenses  related to the  Project  incurred  and  expensed  by the  Company whether prior to or after the date of this Agreement, and which have or will be funded by Marathon, shall be allocated to Marathon. In addition, all taxable income or loss of the Detroit Refinery for the period beginning on the Start Date and ending on the Repayment Date shall be allocated to Marathon. During such period, the Detroit Refinery Cash Flow shall first be allocated to pay the MOC Tax Reimbursement to Marathon. During such period, on the Business Day immediately preceding each Payment Date, Marathon shall contribute to the Company cash in an amount equal to the MOC Tax Benefit Rebate to the extent Marathon has not previously contributed to the Company cash attributable to such MOC Tax Benefit Rebate. Any cash contributed by Marathon to the Company pursuant to the preceding sentence shall be distributed by the Company to Marathon in repayment of the Loan in accordance with the Loan Agreement and Section 3 hereof. All tax depreciation associated with the capital expenditures attributable to the Project shall be allocated to Marathon, including depreciation remaining on the Project subsequent to the Repayment Date. After the Repayment Date, all income, cash flow and taxable income or loss (other than depreciation associated with the capital expenditures attributable to the Project) of the Detroit Refinery shall be allocated between the Members in proportion to their respective Percentage Interests. For purposes of this Amendment, income and loss shall be calculated in the same way and using the same methods as the line item Taxable Income/(Loss) on the Refinery Profit/Cash Flow Report, whether or not such calculations and methods are in accordance with GAAP.

     Section 5. ADDITIONAL AGREEMENTS. (a) For the avoidance of doubt, nothing contained in this Amendment shall result in any adjustment to the Members' respective Percentage Interests in the Company. The Members agree that the capitalized expenditures and expenditures expensed by the Company for the Project shall not affect the amount of Distributable Cash distributed to the Members for any Fiscal Quarter.

     (b) Notwithstanding Section 5.01(c) of the MAP LLC Agreement, each Distributions Calculation Statement distributed during each Fiscal Quarter beginning with the first Fiscal Quarter in which the Company incurred any expenditures for the Project until and including the Fiscal Quarter in which the Repayment Date occurs (the "Detroit Loan Period") shall set forth the calculations (in reasonable detail), giving effect to this Amendment, used by the Company for purposes of distributions pursuant to Section 5.01.

     (c) During the Detroit Loan Period, the Company shall prepare and send to each Member (at the same time) promptly, but in no event later than noon on the 25th day of the last calendar month of each Fiscal Quarter, the Refinery Profit/Cash Flow Report.

     Section 6. PARTIES IN INTEREST. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, legal representatives and permitted assigns.

     Section  7.   COUNTERPARTS.   This   Amendment   may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AMENDMENT, OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

     Section 9. NO THIRD-PARTY BENEFICIARIES. This Amendment is not intended to confer upon any person other than the parties hereto any rights or remedies.

     Section 10. INTERPRETATION. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     Section 11. SEVERABILITY. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions and amendments contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the end that the transactions and amendments contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

                                         MARATHON OIL COMPANY,

                                         By: /s/ C.P. Cazalot, Jr.
                                             Name: C.P. Cazalot, Jr.
                                             Title: President


                                         ASHLAND INC.,

                                         By: /s/ J. Marvin Quin
                                             Name: J. Marvin Quin
                                             Title: Senior Vice President
                                             and Chief Financial
                                             Officer

              CONFIDENTIAL TREATMENT REQUESTED BY ASHLAND INC.

                                 EXHIBIT A

                         Detroit Expansion Project
                     Refinery Profit/Cash Flow Report
                       (Using year 2002 as Example)

                                    [**]

              CONFIDENTIAL TREATMENT REQUESTED BY ASHLAND INC.

                                 EXHIBIT B

                         Detroit Expansion Project
                       Qualified Expenditure Report

                                    [**]

              CONFIDENTIAL TREATMENT REQUESTED BY ASHLAND INC.

                                 EXHIBIT C

                         Detroit Expansion Project
                Description and Estimate of Amount Financed
                                   (000s)

                                    [**]